                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 JULY 30, 1996
                                 -------------
                                Date of Report




                                HOMECORP, INC.
- -------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           DELAWARE                       0-182824         36-3680814
- ------------------------------       ------------------------------------------
(State or other jurisdication            (Commission       (IRS Employer
 of incorporation                         File Number)      Identification
                                                                  Number)





1107 EAST STATE STREET, ROCKFORD, IL                          61104-2259
- -------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code  (815) 987-2200
                                                    --------------

ITEM 5.   OTHER EVENT

          On July 16, 1996, the Registrant issued the attached Press Release.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits

               1.   Press Release, dated July 16, 1996.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HOMECORP, INC.



Date:    July 30, 1996                 By:   /s/ C. Steven Sjogren
     -------------------                     -------------------------
                                             C. Steven Sjogren
                                             President and
                                             Chief Executive Officer

HOMECORP, INC. REPORTS FINANCIAL RESULTS FOR SECOND QUARTER

Rockford, Illinois, July 16, 1996 - HomeCorp, Inc. (NASDAQ:HMCI), the parent company for HomeBanc, fsb today reported net income for the second quarter ended June 30, 1996 of $411,053 or $.35 per share. This is an increase of 31.9% from $311,668 or $.26 per share in the second quarter last year. Earnings for the six month period ended June 30, 1996 were $766,589 or $.65 per share up 24.8% from $614,050 or $.52 per share during the comparable six month period in 1995.

Earnings gains in the second quarter resulted from increases in both net interest income as well as non-interest income. Net interest income and the Bank's net interest margin increased when compared to the year earlier quarter. Net interest income increased 5.3% over the second quarter last year. The net interest margin increased to 3.08% during the second quarter from 2.87% during the second quarter last year.

The Bank's originations of new loans have all continued strong during the second quarter. In comparison to the same quarter last year total originations were up nearly 4%. Correspondingly, sales of mortgage loans originated have increased from $8.4 million in the second quarter of 1995 to more than $14.6 million during the second quarter this year. This increase in volume coupled with the adoption of FASB 122, requiring the immediate recognition of the value of the servicing right retained when a loan is sold, has resulted in an increase in the gain recognized on the sale of loans and investments from just over $59,000 last year to in excess of $211,000 during the same period this year. This increased volume of loan originations as well as our highlighted focus on community banking have contributed to nearly a 23% increase in loan fees and service charges. Loan fees and service charges totaled almost $419,000 during the second quarter of this year, compared to $341,000 during the same prior year period.

The provision for loan losses made during the quarter was $105,000. The total allowance for possible loan losses at the end of the quarter stands at $1,365,000 after the reclassification of $450,000 for assets transferred to real estate owned in prior periods.

Real estate owned remained virtually unchanged during the quarter.

HomeCorp, Inc. had total assets of $339.0 million and deposits of $314.8 million at June 30, 1996. Stockholders' equity at June 30, 1996 was $21.1 million, representing a book value of $18.72 per share.

HomeCorp's net worth was equal to 6.23% of total assets at June 30, 1996, and HomeBanc exceeded all regulatory capital requirements.

The Bank's suit in the United States Court of Federal Claims against the United States for breach of contract with regard to the utilization as capital of the supervisory goodwill, which was created when the Bank acquired failing institutions in the 1980's, has been stayed pending the outcome of an appeal in another case that was heard by the U.S. Supreme Court. While the Supreme Court ruled favorably on the issue in the other case, our suit has yet to be heard.

HomeCorp, Inc. is the holding company for HomeBanc, fsb which operates ten offices in Rockford, Loves Park, CherryVale, Freeport, and Dixon, Illinois. HomeCorp's shares are traded on the NASDAQ/National Market System, using the symbol HMCI.


SELECTED CONSOLIDATED FINANCIAL INFORMATION


                                                           06/30/96       12/31/95
                                                           --------       --------
Selected Balance Sheet Data:

 Total Assets                                            $338,984,600   $338,026,597
 Loans Receivable, Net                                    260,131,844    261,021,836
 Loans Held for Sale                                        4,684,293      4,741,405
 Mortgage-Backed Securities                                20,914,453     24,487,509
 Investment Securities                                      7,582,366      6,504,355
 Securities Held For Sale                                  12,500,817      8,311,118
 Investment in Real Estate Dev.                             4,695,219      4,059,899
 Deposits                                                 314,811,332    314,293,883
 Stockholders' Equity                                    $ 21,132,650   $ 20,423,500

 Book Value Per Share *                                        $18.72         $18.13
 Book Value Per Share-Fully Diluted                            $18.03         $17.46
 Stockholders' Equity
  to Total Assets                                                6.23%          6.04%

 * 1,128,579 Shares Outstanding at June 30, 1996.


                                                             Three Months Ended                   Six Months Ended
                                                           06/30/96      06/30/95             06/30/96        06/30/95
                                                           --------      --------             --------        --------
Selected Operating Data:

 Total Interest Income                                   $  6,065,503     $ 6,100,713         $12,038,794     $11,968,044
 Total Interest Expense                                     3,646,845       3,803,614           7,353,870       7,263,860
                                                         ------------      ----------         -----------     -----------
  Net Interest Income                                       2,418,658       2,297,099           4,684,924       4,704,184

 Provision for Loan Losses                                    105,000          90,000             220,000         180,000
 Loan Fees and Service Charges                                418,812         341,691             815,786         678,159
 Income (Loss) from Real Estate                               (13,644)        147,578             (13,863)         94,973
 REO Operations                                               115,934               -             230,885               -
 Other Non-Interest Operating Inc.                             51,085          38,411              84,349          71,413
 Non-Interest Operating Expense                             2,425,062       2,289,044           4,868,855       4,463,235
 Net Gains on Sale of Investments,
  Mortgage-Backed Securities,
  and Loans                                                   211,270          59,468             548,768          82,641
                                                         ------------    ------------          ----------     -----------
  Income Before Income Taxes                                  672,053         505,203           1,261,994         988,135

 Income Tax Expense                                           261,000         193,535             495,405         374,085
                                                         ------------    ------------          ----------     -----------
  Net Income                                             $    411,053    $    311,668         $   766,589     $   614,050
                                                         ============    ============          ==========     ===========

 Earnings Per Share:
  Net Income                                                    $0.35           $0.26               $0.65           $0.52
                                                               ======           =====               =====           =====